UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2019

TELIGENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08568	01-0355758
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

105 Lincoln Avenue

Buena, New Jersey 08310

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (856) 697-1441

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TLGT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 5, 2019, Teligent, Inc. (the “Company”) received notification from The Nasdaq Stock Market (“Nasdaq”) stating that the Company did not comply with the minimum $1.00 bid price requirement for continued listing set forth in Listing Rule 5450(a)(1) (the “Listing Rule”). In accordance with Nasdaq listing rules, the Company was afforded 180 calendar days (until December 2, 2019) to regain compliance with the Listing Rule.

On December 3, 2019, the Company received notification from the Listing Qualification Department of Nasdaq that it had not regained compliance with the Listing Rule. The notification indicated that the Company’s common stock will be delisted from the Nasdaq Global Select Market on December 12, 2019 unless the Company requests an appeal of this determination. The Company filed such an appeal on December 5, 2019 with the Nasdaq Hearings Panel (the “Panel”). The hearing request stays the delisting of the Company’s securities pending the Panel’s decision.

The Company’s appeal to the Panel will include a plan that sets forth a commitment to consider all available options to regain compliance with the Listing Rule, including the option to effectuate a reverse stock split (upon receipt of stockholder approval) in order to bring its stock price over the $1.00 bid price requirement. However, there can be no assurance that the Company will be successful in regaining compliance with the Listing Rule.

The Nasdaq notification has no effect at this time, or during the appeal period, on the listing of the Company’s common stock on Nasdaq.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIGENT, INC.

Date: December 6, 2019	By:	/s/ Jason Grenfell-Gardner
		Name:	Jason Grenfell-Gardner
		Title:	Chief Executive Officer